UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

Cherokee Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 28, 2016, Cherokee Inc., a Delaware corporation (the “Company”), issued a warrant to purchase shares of the Company’s common stock (“Carolina Warrant”) to Carolina Footwear Group LLC, a New York limited liability company (“Carolina”).  The Carolina Warrant was issued in connection with the entry into a license agreement with Carolina (“License Agreement”), one of the Transaction Partners (as defined and further described in the Company’s prospectus supplement dated November 29, 2016 to the base prospectus forming a part of its registration statement on Form S-3 (File No. 333-205175) (“Prospectus Supplement”)). The Carolina Warrant grants Carolina a right to purchase 120,000 shares of the Company’s common stock at an exercise price of $10.00 per share, subject to certain adjustments as set forth therein. The Carolina Warrant shall terminate if the Sale Transaction (as defined and further described in the Prospectus Supplement) with Carolina is not consummated.  The Carolina Warrant shall vest and become exercisable in 20,000 share increments on each of the first five anniversaries of the date of grant. In addition, 20,000 shares shall become vested and exercisable on the date (if any) which the License Agreement is renewed in accordance with its renewal provisions.

Neither the Carolina Warrant nor the securities issuable upon exercise thereof have been registered under the Securities Act of 1933 (“Securities Act”), or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission or through an applicable exemption from such registration requirements. The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act in connection with the issuance of the Carolina Warrant because it did not involve any public offering of securities based on the following facts: no underwriters, underwriting discounts or commissions were involved in the issuance; no general solicitation was used; the recipient of the securities represented its intention to acquire the securities for investment purposes only and not with a view to, or for the resale in connection with, any distribution thereof; the recipient of the securities represented that it is an accredited investor and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the securities; and all of the securities were or will be issued as restricted securities for purposes of the Securities Act. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Carolina Warrant or the securities issuable upon exercise of the Carolina Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

December 2, 2016	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer